Exhibit 99.1

GC China Turbine Appoints Seasoned Financial Veteran as New CFO

NEW YORK, NY--(Marketwire - 05/12/11) - GC China Turbine Corporation ("GC China" or the "Company") (OTC.BB:GCHT) today announced the appointment of Mr. Chen Guijun, as CFO and Principal Accounting Officer, effective on May 8, 2011.

Mr. Chen brings close to two decades of financial reporting, auditing and transactional expertise to the Company. Most recently, Mr. Chen served as Senior Manager of Ernst & Young's Wuhan Branch, where he worked on, and supervised audits of large-scale projects of enterprise groups and listed companies, including Industrial and Commercial Bank of China; Hunan Nonferrous Metals Corporation Limited; Hunan Zhuzhou Times Electric Co., Ltd.; China South Locomotive & Rolling Stock Corporation Limited; Wuhan Iron and Steel Company Limited; Dongfeng Motor Company., Ltd.; Wuhan C-BONS; Dalian Haichang Group Co., Ltd.; China subsidiaries of Cameron International Corporation; China subsidiaries of Siemens AG; and China subsidiaries of Valeo Group.

Prior to Ernst & Young, Mr. Chen served at Zhongxing Financial Accounting Firm Wuhan Branch, Hubei Business Development Company, and Wuhan Commercial Group Co., Ltd. In terms of educational background, Mr. Chen received an MBA (Investment Professionalization) at Anhui University (Hefei city, China), with an English Proficiency, as well as having attained professional qualifications such as the Chinese Chartered Public Accountant, Chinese Lawyer and Chinese Certified Appraiser.

Mr. Hou Tiexin, Chairman of GC China, said that, "We are pleased to welcome Mr. Chen to the team at GC and believe that his experience in auditing at a Big Four accounting firm, as well as with financial transactions will be invaluable to our commitment to higher standards of financial reporting. In addition, we believe that Mr. Chen's presence locally to our day-to-day operations is important and critical to business continuity. Importantly, Mr. Chen is a proficient English speaker and will be available to work closely with our U.S. investors to provide appropriate levels of financial and reporting transparency. We look forward to his involvement in and participation at upcoming financial conferences in the U.S. and Europe through the remainder of 2011 and going forward."

Mr. Chen said that, "I am looking forward to working with the executive team at GC China and its employees to build a leading Chinese wind turbine manufacturing firm with a strong domestic presence as well as toward extending our reach to European and North American markets. From a public reporting standpoint, I am aware of and understand the increasing level of scrutiny that Chinese firms are under with U.S. investors and greater transparency and demonstration of best reporting practices are amongst my top priorities to implement at GC China."

About GC China Turbine Corp.

GC China is a manufacturer of state-of-the-art 2-blade and 3-blade wind turbines based in Wuhan City of Hubei Province, China. The Company holds a license to manufacture what it believes is a groundbreaking technology which meets rigorous requirements for low-cost and high reliability. For more information visit: www.gcchinaturbine.com

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, Mr. Guijian's impact in the Company's financial reporting and operations, availability to work with U.S. investors and involvement and participation of financial conferences. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new office rs and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Investor Relations
Todd M. Pitcher
Aspire Clean Tech Communications
Hayden Communications, International
Phone: 760-798-4938
tpitcher@aspirecleantech.com